NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DUE ___, 2008

OF

TERRA NOSTRA RESOURCES CORP.

Note No.:  ______________

Original Principal Amount: $_______

Issuance Date:  ________, 2007

THIS NOTE is one of a duly authorized issue of Notes issued by TERRA NOSTRA RESOURCES CORP., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company’s 10% Senior Secured Convertible Promissory Note Due ________, 2008 (“Maturity Date”) in an aggregate principal amount equal to Twelve Million Five Hundred Thousand U.S. Dollars (U.S. $12,500,000.00) (the “Notes”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of_______________________, or its registered assigns or successors-in-interest (“Holder”) the principal sum of _____________________U.S. Dollars (U.S. $_____________) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the original date of issuance, ___________________, 2007 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Notwithstanding anything contained herein, this Note shall bear interest (“Default Interest”) at a rate equal to the lower of eighteen percent (18%) per annum or the highest rate permitted by law (the “Default Rate”) upon the occurrence of an Event of Default (defined below) retroactive to the Issuance Date of this Note on the unpaid Principal Amount of this Note outstanding from time to time through the date on which such Event of Default ceases to exist.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Transaction Documents.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Agent” means Wollmuth Maher & Deutsch LLP who has been appointed as the Agent for the holders of the Notes, pursuant to the Pledge Agreement, and who shall act in accordance with the terms and conditions contained therein.

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall be $1.75 (U.S.) per share (which Conversion Price shall be subject to adjustment as set forth herein).

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

“Effective Registration” shall have the meaning set forth in the Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Market Price” shall equal the average closing price of the Common Stock on the Principal Market for the five (5) Trading Days immediately preceding the date on which such Market Price is being determined.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by the board of directors of the Company.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest (including Default Interest, if any) hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Qualified Financing” shall mean the sale for cash by the Company in a transaction or series of related transactions of debt, equity, equity-linked securities or any combination thereof generating gross proceeds to the Company (including the amount of any Notes tendered in connection therewith) of at least $35,000,000.

 “Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the OTC Bulletin Board or such other market or exchange on which the Common Stock is then principally traded.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

The following terms and conditions shall apply to this Note:

Section 1.

Payments of Principal and Interest.

(a)

Interest Payments.  The Company shall pay all accrued but unpaid interest (including Default Interest, if any) on the Principal Amount of this Note (the “Quarterly Amount”), on the first business day of each consecutive calendar quarter (each an “Interest Payment Date”).  The Quarterly Amount shall be paid in cash.

(b)

 Payment of Principal.  Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, the Principal Amount of this Note shall be due and payable on the Maturity Date.  Payment of the Principal Amount shall be effected in cash.

(c)  Prepayment of Note. The Company has the option to repay all unpaid principal and interest due on the Note at any time prior to the Maturity Date, provided that the Company shall provide to the Holders written notice of any intended prepayment at least fifteen (15) business days prior to the date of such prepayment.

(d) Taxes.  Company may withhold and pay over to the relevant authorities any backup withholding from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable federal law, rule, or regulation.

Section 2.

Seniority.  The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing; provided that the Bridge Notes shall rank pari passu with the debt described in Section 4(a) of this Note.

Section 3.

Conversion.

(a)

Conversion by Holder.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder’s option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount under this Note into shares of Common Stock by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested) on the date of conversion (the “Conversion Date”).   Upon the closing of a Qualified Financing, Holder shall have the option to (i) tender all or a portion of the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on this Note (in lieu of cash) as consideration to purchase the securities issued by the Company in such Qualified Financing, or (ii) require the Company to repay all or a portion the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on this Note. In the event that the Company closes any debt or equity financing (an “Other Financing”) prior to a Qualified Financing, Holder shall have the right, in its sole discretion, to tender all or a portion of the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on this Note (in lieu of cash) together with any warrants in connection herewith as consideration to purchase the securities issued by the Company in such Other Financing.

(b)

Conversion Date Procedures.  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock (or such other securities as provided for by Section 3(d)(vi) hereof), free of any liens, claims and encumbrances, as is determined by dividing the amount being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, the Company shall, upon request by the Holder, promptly pay to the Holder in cash (but no later than five (5) Trading Days after the Conversion Date) an amount equal to the greater of (i) such outstanding Principal Amount as has not been converted and (ii) the Market Price of the Underlying Shares of such outstanding unconverted Principal Amount as of the Conversion Date.

(c)

Stock Certificates or DWAC.  The Company will deliver to the Holder not later than seven (7) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal At Custodian system (provided that the same time periods herein as for stock certificates shall apply).

(d)

Conversion Price Adjustments.

(i)

Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price (as defined below) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier.  Any adjustment made pursuant to this Section 3(d)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii)

Distributions.  If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidence of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(d)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of the Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of the Note would have received had the Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

(iii)

Common Stock Issuances.  In the event that the Company or any of its Subsidiaries on or subsequent to the Closing Date issues or sells any Common Stock or any securities convertible into or exercisable for Common Stock other than shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security (defined below), at an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to the record date of such issue or sale (the “Dilutive Issuance” and such price, the “New Issuance Price”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. In addition, in the event that the conversion price for the notes issued in the Qualified Financing is less than $2.1875 per share, then the Conversion Price shall be reduced to 80% of the conversion price for such notes. For purposes of this Section 3, “Excluded Security” shall mean (i) shares of Common Stock required to be issued under the Purchase Agreement, (ii) contracts, commitments, understandings and arrangements to issue additional shares of Common Stock or securities convertible into, or exercisable for, shares of Common Stock that are identified in the Purchase Agreement (including the Schedules thereto) or (iii) shares of Common Stock under options or warrants that are outstanding pursuant to a stock dividend, split or similar transaction.

(iv)

Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)

Notice of Adjustments.  Whenever the Conversion Price is adjusted pursuant to this Section 3(d), the Company shall promptly deliver to each holder of the Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)

Fundamental Changes.   In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer,  reclassification,  compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such Note had been converted immediately prior to such Fundamental Change.

(vii)

Notice of Certain Events.  If:

A.

the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.

the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.

the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.

the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.

the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(e)

Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this

Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(f)

No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(g)

Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock (or such other securities issuable pursuant to Section 3(d)(vi) hereof) upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock (or such other securities issuable pursuant to Section 3(d)(vi) hereof) are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(h)

Cancellation.  After all of the Principal Amount have been paid in full or converted into Common Stock (or such other securities issuable pursuant to Section 3(d)(vi) hereof), this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)

Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 4.

Covenants of the Company.  The Company covenants and agrees as follows:

(a) Incurrence of Debt.  The Company and its Subsidiaries (as defined in the Purchase Agreement) shall not incur any debt, without the prior written consent of holders of a majority of the Principal Amount of the Notes then outstanding (not including any Notes held by the Company or any of its affiliates), which consent shall not be unreasonably withheld, other than; (i) trade payables incurred in the ordinary course of business, (ii) debt incurred pursuant to the Offering as described in the Purchase Agreement, and in no event, not to exceed an aggregate principal amout of $12.5 million; (iii) debt incurred by Shandong Terra-Nostra Jinpeng Metallurigcal Co. Ltd. and Shandong Quanxin Stainless Steel Co. Ltd., not to exceed $30 million and $28 million, respectively (collectively, the "Working Capital Debt Baskets") at any one time outstanding, in asset back indebtedness incurred for the sole purpose of purchasing raw materials to expand production capacity specifically as a result of  valid and effective purchase orders received by such subsidiary and for which similar indebtedness has not previously been incurred; provided that for each $5 million of indebtedness incurred pursuant to this clause (iii) of Section 4(a), the Company shall as promptly as practicable, and in any event within five (5) business days, provide to each Holder notice of such incurrence and documentary support verifying compliance with this clause (iii) of Section 4(a), including evidence of such valid and effective purchase orders;  provided further that the Holders may reduce the amount of the Working Capital Debt Baskets at their discretion from time to time; and further, provided however, that the Holders may not reduce the amount of the Working Capital Debt Baskets lower than a debt level that has been properly incurred and that the Holders have been provided notice of (iv) indebtedness of up to $2,000,000 incurred by the Company for working capital purposes, or (v) debt incurred in connection with a Qualified Financing.

(b)  Notes.  All Notes shall be on the same terms and shall be in substantially the same form.  All payments to the holder of any Note shall be made to all holders of Notes, pro rata, based on the aggregate Principal Amount at such time.

(c) Common Stock Issuances. Except for those certain issuances by the Company as provided on Schedule 2.1(c) of the Purchase Agreement, the Company shall not, during the period that this Note remains outstanding, issue additional shares of Common Stock.

Section 5.

Pledge Agreement.  This Note shall be secured by a perfected security interest in shares of the Company’s stock owned by management of the Company, subject to and in accordance with the terms of the Pledge Agreement of even date herewith (the “Pledge Agreement”).

Section 6.

Defaults and Remedies.

(a)

Events of Default.

An “Event of Default” is:  (i) a default in payment of the Principal Amount, when due, or failure to make any interest payment when such interest payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof); (ii) a default in the timely issuance of Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term “timely” shall mean within ten (10) business days following the Conversion Date); (iii) failure by the Company (or, in the case of the Pledge Agreement, any pledgor party thereto) for thirty (30)

days after written notice has been delivered by the Agent to the Company to comply with any other provision of the Note, the Purchase Agreement, the Warrant, the Security Agreement or the Registration Rights Agreement, (iv) a breach by the Company (or, in the case of the Pledge Agreement, any pledgor party thereto) , in any material respect, of its representations, warranties or covenants in the Pledge Agreement, Purchase Agreement or the Registration Rights Agreement that remains uncured for thirty (30) business days after notice is delivered to the Company; (vi) any event or condition shall occur which (x) results in the acceleration of the maturity of any material long-term debt (other than the Note) of the Company or any of its Subsidiaries, or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such material long-term debt or any or person acting on behalf of such holder’s behalf to accelerate the maturity thereof, (vii) if at any time the Company’s ownership percentage of the equity of Shandong Terra-Nostra Jinpeng Metallurgical Co. Ltd. falls below 51%, (viii) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event, or (ix) a breach by the Company of its covenants in this Note.

(b)

Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Agent, acting at the sole direction of the Holders of a majority of the outstanding Principal Amount of the Notes, may declare all of the then outstanding Principal Amount of this Note, to be due and payable immediately; provided that if such Event of Default is due to the occurrence of a Bankruptcy Event, then such declaration shall be automatic without any further action on the part of the Agent.  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 7.

General.

(a)

Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Agent and Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)

Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)

Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)

Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.

This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)

No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)

Governing Law; Jurisdiction.

(i)

Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)

Jurisdiction.  The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(III)

NO JURY TRIAL.  THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)

Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on _______________, 2007.

TERRA NOSTRA RESOURCES CORP.

By:

Name:

Title:

ATTEST:

Sign:

Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of TERRA NOSTRA RESOURCES CORP. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address